UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 28, 2017

ASTEA INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26330	23-2119058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Gibraltar Road
Horsham, Pennsylvania  19044
(Address of principal executive offices, including zip code)

(215) 682-2500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 28, 2017, Astea International Inc. announced that David Giannetto was promoted to Chief Operating Officer of the company.  A copy of the press release is attached as an Exhibit of the Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

Mr. Giannetto is 49 years old.  Mr. Giannetto joined Astea in August, 2015 as our Senior Vice-President Client Services responsible for managing our U.S. and EMEA Customer Services Departments.  From 2012 until joining Astea, Dave was Senior Vice President of Performance Management at Salient Corporation, which is a performance management software and services provider headquartered in Horseheads, New York.  From 2008 to 2012, Dave was the CEO of The Telos Group, a management consulting and technology services firm focused on driving client performance using progressive and creative information-oriented management techniques and technology with Fortune 2000 companies.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1 Press release dated February 28, 2017 by Astea International Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astea International Inc.

March 1, 2017	By:	/s/ Rick Etskovitz
Rick Etskovitz
Chief Financial Officer